Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 (No. 333-112252) of Keystone Automotive Operations, Inc. of our report dated April 2, 2004 relating to the financial statements as of January 3, 2004 and for the period from October 31, 2003 to January 3, 2004 and of our report dated April 2, 2004 relating to the financial statements as of December 28, 2002 and for the period from December 29, 2002 to October 30, 2003 and for the years ended December 28, 2002 and December 29, 2001 of Keystone Automotive Operations, Inc. which appear in such Registration Statement. We also consent to the use of our report dated April 2, 2004 relating to the Financial Statement Schedule for the period from October 31, 2003 to January 3, 2004 and of our report dated April 2, 2004 relating to the Financial Statement Schedule for the period from December 29, 2002 to October 30, 2003 and for the years ended December 28, 2002 and December 29, 2001 which appear in such Registration Statement. We also consent to the reference to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/S/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Philadelphia, PA

April 22, 2004